Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

Contact:   Aimee D. Levine                            David F. Mullen
           VP, Corporate Communications               VP and Controller
           Ziff Davis Media Inc.                      Ziff Davis Media Inc.
           (212) 503-4881                             (212) 503-3201
           aimee_levine@ziffdavis.com                 david_mullen@ziffdavis.com

            Ziff Davis Media Reports Improved Second Quarter Results

              Company Also Reports Financial Restructuring Progress

New York, July 16, 2002 - Ziff Davis Media Inc. today reported operating results for the second quarter ended June 30, 2002 for Ziff Davis Publishing Inc., its established business segment, and for Ziff Davis Development Inc. and Ziff Davis Internet Inc., its developing business segment. Ziff Davis Publishing Inc. reported earnings before interest expense, provision for income taxes, depreciation, amortization and restructuring charges ("EBITDA") of $6.2 million for the quarter ended June 30, 2002, representing an increase of 77.1% compared to the $3.5 million of EBITDA for the same period last year. The Company also exceeded its previously announced business outlook of $3.0 to $5.0 million of EBITDA for the second quarter of 2002.

"While the technology market continues to be one of the hardest hit sectors in this difficult economy, we are starting to see some fundamental improvement in the bottom line performance of our traditional businesses," said Robert F. Callahan, Chairman and CEO. "Our developing businesses are also starting to gain traction. The management team and employees have done an excellent job staying on-course executing our operational and financial restructuring plan. We are pleased to report that we are making steady progress in delivering the value we promised for our customers and employees."

Financial Summary for the Quarter Ended June 30, 2002
-----------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                         ESTABLISHED                       DEVELOPING
                      BUSINESS SEGMENT                  BUSINESS SEGMENT
                        (Restricted                      (Unrestricted                         TOTAL COMPANY (1)
                      Subsidiaries) (1)                Subsidiaries) (1)
--------------------------------------------------------------------------------------------------------------------
    $ millions           2002            2001              2002           2001                 2002            2001
--------------- -------------- ---------------    -------------- --------------     ---------------- ---------------
       Revenue           $47.6          $75.9              $9.2           $6.0                $56.8           $81.9
       EBITDA              6.2            3.5              (6.7)         (17.4)                (0.5)          (13.9)

--------------------------------------------------------------------------------------------------------------------

Established Business Segment (Ziff Davis Publishing Inc.)
---------------------------------------------------------

Total revenue for the quarter ended June 30, 2002 was $47.6 million, down 37.3% compared to $75.9 million in the same prior year period. The decrease was due to a 34.4% decline in advertising pages, resulting primarily from discontinued publications and the effects of a weak advertising market, along with decreased royalty revenue related to the termination of an Internet content licensing agreement.

Cost of production for the quarter ended June 30, 2002 was $18.5 million, down 33.7% or $9.4 million compared to $27.9 million in the same prior year period. The decrease primarily relates to a decline in the total number of pages produced in the Company's publications resulting from discontinued operations, together with the impact of the weak advertising market.

Selling, general and administrative expenses, excluding restructuring charges, were $22.8 million in the recent quarter ended June 30, 2002, down 48.5% or $21.5 million from $44.3 million in the same prior year period. This decline is primarily the result of cost reductions related to discontinued publications as well as the impact of streamlining the Company's infrastructure.

Developing Business Segment (Ziff Davis Development Inc. and Ziff Davis
-----------------------------------------------------------------------
Internet Inc.)
--------------

Revenue and EBITDA losses were $9.2 million and $(6.7) million for the quarter ended June 30, 2002 compared to $6.0 million and $(17.4) million, respectively, for the same prior year period. The increase in revenue primarily relates to advertising revenue from the Company's developing publications, CIO Insight and Baseline, and from its Internet properties which were started-up in 2001.

Cost of production was $1.5 million for the quarter ended June 30, 2002 compared to $2.7 million for the same prior year period. The decrease relates to higher technology production costs in the prior year period as the Company was building out its Internet ventures which were in their start-up phase. This decrease in costs was partially offset by volume related cost increases in the second quarter of 2002 related to the Company's new publications, CIO Insight and Baseline, which were in their early development stages during the prior year period.

Selling, general and administrative expenses were $14.5 million and $20.7 million for the quarter ended June 30, 2002 and 2001, respectively. The decrease relates primarily to the Company's Internet ventures which were in their early development stages during the same prior year period and incurred significant start-up costs that did not reoccur in the current year period.

Financial Restructuring Update and Extension of Bond Exchange Offer
-------------------------------------------------------------------

On May 1, 2002 the Company reported that bondholders representing approximately 60.0% of its $250.0 million of 12.0% Senior Subordinated Notes due 2010 (the "Senior Notes") agreed in principle to participate in a comprehensive financial restructuring plan under which the Company would reduce its Senior Notes by approximately $155.0 million and its cash debt service requirements over the next several years by over $30.0 million annually by exchanging cash and new securities for the Senior Notes (the "Exchange Offer"). In conjunction with this financial restructuring plan being completed, Willis Stein & Partners, III, L.P., the controlling stockholder of the Company's parent, also agreed in principle to make an equity infusion of $80.0 million. Lastly, the Company also indicated that in connection with the Exchange Offer, it would simultaneously solicit consents to implement the same financial restructuring plan through a prepackaged plan of reorganization (the "Prepackaged Plan") which, if used, would result in the Company's business operations continuing uninterrupted and with customers, trade creditors and employees being unaffected.

On June 17, 2002 the Company formally commenced the solicitation of acceptances and consents for the Exchange Offer and Prepackaged Plan by issuing an Offering Memorandum and Disclosure Statement to all of its bondholders and senior bank lenders. The Company also reported that it had reached an agreement in principle with holders of approximately 90.0% of the outstanding loans under its Senior Credit Facility regarding a proposed amended and restated credit agreement.

As of July 16, 2002 preliminary tabulations reflect that over 87.0% of the aggregate face amount of bonds have now formally accepted the Exchange Offer. In addition, over 95.0% of bondholders and senior bank lenders who voted have also consented to the Prepackaged Plan.

Based on these positive results and the continued strong support for the Company's financial restructuring plan, the Company has decided to formally extend the Exchange Offer and solicitation of consents for the Prepackaged Plan through 9:00 a.m. on July 23, 2002. In addition, the $15.0 million bond interest payment that was due on July 15, 2002 will be included as part of the total value of cash and new securities that will eventually be issued once the Exchange Offer or Prepackaged Plan is completed.

"We are pleased with the continued support and positive response by our bondholders and banks in accepting our Exchange Offer and believe that the extension of our offer will give sufficient time to add a number of additional participants to the roster. Most importantly, now that we have the necessary consents to implement the Prepackaged Plan, we are more confident than ever that we will quickly proceed with our financial restructuring plan and are looking forward to completing this process by late September," said Mr. Callahan.

Continued Cost Reduction Program and Restructuring Charges
----------------------------------------------------------

Reflecting the continued difficult economic climate and magazine advertising marketplace, the Company also made several recent decisions to further improve its operating effectiveness and results of operations for both the short and long-term.

In May, the Company discontinued Ziff Davis Smart Business due to the significant advertising decline of the business and new economy categories. Also in May, the Company formed a strategic alliance with Advanstar Communications, whereby it agreed to sell the assets of The Net Economy to Advanstar Communications.

In June, the Company decided to invest in the consolidation and relocation of its Game Group editorial staff from Oakbrook, Illinois to the Company's San Francisco, California office, where the majority of the Game Group is located.

In July, the Company suspended publication of Yahoo! Internet Life due to its lack of marketplace support. Yahoo! Internet Life's year-to-date market share decreased over 52.0% from the prior year. Also in July, the Company sold its subsidiary, eTesting Labs Inc, to Lionbridge Technologies Inc (NASDAQ: LIOX). The Company further agreed to license its proprietary benchmark software to Lionbridge for its commercial testing purposes and also entered into a multi-year alliance and agreement with Lionbridge for reciprocal software development, testing and marketing services.

"The difficult technology and advertising markets continue to challenge us to make the necessary course corrections and business decisions to position ourselves for continued long-term growth," said Mr. Callahan. "Our focus is now squarely on the technology and game industries where our products are strong. These are large and exciting markets where we have leading business and consumer titles that we plan on investing behind for many years to come."

As a result of the recent operating and financial restructuring decisions, the Company recorded a pre-tax restructuring charge of $22.5 million in the second quarter ended June 30, 2002. This charge reflects employee severance and consolidation costs for certain office locations, certain transaction costs associated with the Company's financial restructuring initiatives, and $16.8 million of non-cash expenses associated with the write-off of intangible and fixed assets related to discontinued publications.

Second Quarter Operating Highlights and Milestones
--------------------------------------------------

   . PC Magazine maintained its strong #1 market share position ending the second quarter with a 62.0% market share, almost double its competitor's share. o PC Magazine's Editor-in-Chief, Michael J. Miller, and eWEEK's Editor-in-Chief, Eric Lundquist, were named as top media influencers by Technology Marketing magazine.

   . Ziff Davis Media Game Group continued to grow its #1 market share position within the games category and reported a 36.5% increase in advertising pages versus the second quarter last year.

   . eWEEK, the largest enterprise newsweekly with award-winning editorial content, gained market share, reporting 20.3% share for the second quarter.

   . CIO Insight, which celebrated its one-year anniversary in May, has grown market share every quarter since its inception and garnered 33.0% share for the year-to-date June.

   . Baseline continued to demonstrate its strong editorial leadership; in May it was named by B-to-B magazine as one of the Top 50 business publications.

   . Ziff Davis Internet increased revenue by over 63.0% versus first quarter 2002.

   . PC Magazine, Electronic Gaming Monthly and CIO Insight earned Circulation Excellence awards from Circulation Management magazine.

   . Ziff Davis Media launched Microsoft Watch, a paid online newsletter featuring inside news and analysis about Microsoft.

About Ziff Davis Media Inc.
---------------------------

Ziff Davis Media Inc. (www.ziffdavis.com) is the information authority for
                       -----------------
buying and using technology. In the United States, the company publishes 9 industry leading business and consumer publications: PC Magazine, eWEEK, Baseline, CIO Insight, Electronic Gaming Monthly, Official U.S. PlayStation Magazine, Computer Gaming World, GameNow, and Xbox Nation. There are 48 foreign editions of Ziff Davis Media's publications distributed in 78 countries worldwide. In addition to producing companion web sites for its magazines, the Company develops tech enthusiast sites such as ExtremeTech.com. It provides custom publishing and integrated marketing solutions through Ziff Davis Custom Media and industry analyses through Ziff Davis Market Experts. The company also produces seminars and webcasts.

Forward-Looking Statements
--------------------------

Except for historical information contained herein, the statements made in this release including cash requirements for the Company and the success of our debt restructuring initiatives constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Transition Report on Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Endnotes
--------

(1) Prior year amounts have been reclassified to reflect current year adoption of a newly issued accounting pronouncement. As of January 1, 2002, the Company adopted the Emerging Issues Task Force Nos. 01-9 and 00-25, which required the netting of product placement and distribution costs against reported revenue. There was no effect on EBITDA.

                                      # # #

                            ZIFF DAVIS MEDIA INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the Three Months Ended June 30, 2002
                               (in thousands)
                                 (unaudited)

                                                                                                  2002
                                                                   -----------------------------------------------------------------
                                                                    Established                Developing
                                                                      Business                  Business
                                                                      Segment                   Segment
                                                                     (Restricted             (Unrestricted
                                                                    Subsidiaries)            Subsidiaries)              Consolidated
                                                                    -------------            -------------              ------------
   Revenue, net                                                       $ 47,554                  $ 9,240                   $ 56,794
   Operating expenses:
            Cost of production                                          18,529                    1,495                     20,024
            Selling, general and administrative expenses                22,801                   14,509                     37,310
            Depreciation and amortization of property
               and equipment                                             3,562                      988                      4,550
            Amortization of intangible assets                            4,796                       --                      4,796
            Restructuring charges                                       21,470                    1,043                     22,513
                                                                      --------                 --------                   --------
            Total operating expenses                                    71,158                   18,035                     89,193
                                                                      --------                 --------                   --------
   Loss from operations                                                (23,604)                  (8,795)                   (32,399)
   Interest expense, net                                                13,108                       --                     13,108
                                                                      --------                 --------                   --------
   Loss before income taxes                                            (36,712)                  (8,795)                   (45,507)
   Income tax provision                                                    188                       24                        212
                                                                      --------                 --------                   --------
   Net loss                                                           $(36,900)                $ (8,819)                  $(45,719)
                                                                      ========                 ========                   ========
   EBITDA                                                             $  6,224                 $ (6,764)                  $   (540)
                                                                      ========                 ========                   ========

                                                                                               2001 (1)
                                                                  -----------------------------------------------------------------
                                                                    Established                Developing
                                                                      Business                  Business
                                                                      Segment                   Segment
                                                                     (Restricted             (Unrestricted
                                                                    Subsidiaries)            Subsidiaries)              Consolidated
                                                                    -------------            -------------              ------------
    Revenue, net                                                      $ 75,889                  $  6,036                  $ 81,925
   Operating expenses:
            Cost of production                                          27,896                     2,718                    30,614
            Selling, general and administrative expenses                44,290                    20,712                    65,002
            Depreciation and amortization of property
               and equipment                                             4,232                     3,955                     8,187
            Amortization of intangible assets                           13,438                        --                    13,438
            Restructuring charges                                        1,050                        --                     1,050
                                                                      --------                  --------                  --------
             Total operating expenses                                   90,906                    27,385                   118,291
                                                                      --------                  --------                  --------
   Loss from operations                                                (15,017)                  (21,349)                  (36,366)
   Equity loss from joint ventures                                        (208)                       --                      (208)
   Interest expense, net                                                12,521                        --                    12,521
                                                                      --------                  --------                  --------
   Loss before income taxes                                            (27,746)                  (21,349)                  (49,095)
   Income tax provision (benefit)                                          429                      (175)                      254
                                                                      --------                  --------                  --------
   Net loss                                                           $(28,175)                 $(21,174)                 $(49,349)
                                                                      ========                  ========                  ========
   EBITDA                                                             $  3,495                  $(17,394)                 $(13,899)
                                                                      ========                  ========                  ========

(1) Prior year amounts have been reclassified to reflect current year adoption of a newly issued accounting pronouncement. As of January 1 2002, the Company adopted the Emerging Issues Task Force Nos. 01-9 and 00-25, which required the netting of product placement and distribution costs against reported revenue. There was no effect on quarterly EBITDA.

                            ZIFF DAVIS MEDIA INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Six Months Ended June 30, 2002
                               (in thousands)
                                 (unaudited)

                                                                                                  2002
                                                                   -----------------------------------------------------------------
                                                                    Established                Developing
                                                                      Business                  Business
                                                                      Segment                   Segment
                                                                     (Restricted             (Unrestricted
                                                                    Subsidiaries)            Subsidiaries)              Consolidated
                                                                    -------------            -------------              ------------
   Revenue, net                                                       $  95,959                $  14,984                  $ 110,943
   Operating expenses:
            Cost of production                                           38,045                    3,019                     41,064
            Selling, general and administrative expenses                 46,556                   29,543                     76,099
            Depreciation and amortization of property
               and equipment                                              8,312                    1,980                     10,292
            Amortization of intangible assets                             9,609                       --                      9,609
            Restructuring charges                                        21,470                    1,043                     22,513
                                                                      ---------                ---------                  ---------
            Total operating expenses                                    123,992                   35,585                    159,577
                                                                      ---------                ---------                  ---------
   Loss from operations                                                 (28,033)                 (20,601)                   (48,634)
   Interest expense, net                                                 25,943                       --                     25,943
                                                                      ---------                ---------                  ---------
   Loss before income taxes                                             (53,976)                 (20,601)                   (74,577)
   Income tax provision                                                     389                       39                        428
                                                                      ---------                ---------                  ---------
   Net loss                                                           $ (54,365)               $ (20,640)                 $ (75,005)
                                                                      =========                =========                  =========
   EBITDA                                                             $  11,358                $ (17,578)                 $  (6,220)
                                                                      =========                =========                  =========

                                                                                            2001 (1)(2)
                                                                   -----------------------------------------------------------------
                                                                    Established                Developing
                                                                      Business                  Business
                                                                      Segment                   Segment
                                                                     (Restricted             (Unrestricted
                                                                    Subsidiaries)            Subsidiaries)              Consolidated
                                                                    -------------            -------------              ------------
   Revenue, net                                                       $ 156,458                $   9,693                  $ 166,151
   Operating expenses:
            Cost of production                                           57,482                    6,018                     63,500
            Selling, general and administrative expenses                 84,772                   45,839                    130,611
            Depreciation and amortization of property
               and equipment                                              8,773                    4,752                     13,525
            Amortization of intangible assets                            27,038                       --                     27,038
            Restructuring charges                                         1,050                       --                      1,050
                                                                      ---------                ---------                  ---------
            Total operating expenses                                    179,115                   56,609                    235,724
                                                                      ---------                ---------                  ---------
   Loss from operations                                                 (22,657)                 (46,916)                   (69,573)
   Equity income from joint ventures                                        148                       --                        148
   Interest expense, net                                                 24,983                       (3)                    24,980
                                                                      ---------                ---------                  ---------
   Loss before income taxes                                             (47,492)                 (46,913)                   (94,405)
   Income tax (benefit) provision                                        (4,675)                   4,219                       (456)
                                                                      ---------                ---------                  ---------
   Net loss                                                           $ (42,817)               $ (51,132)                 $ (93,949)
                                                                      =========                =========                  =========
   EBITDA                                                             $  14,352                $ (42,164)                 $ (27,812)
                                                                      =========                =========                  =========

(1) Prior year amounts have been reclassified to reflect current year adoption of a newly issued accounting pronouncement. As of January 1 2002, the Company adopted the Emerging Issues Task Force Nos. 01-9 and 00-25, which required the netting of product placement and distribution costs against reported revenue. There was no effect on quarterly EBITDA.

(2) Effective January 1, 2002, the Company changed its year-end fiscal from March 31, 2001 to December 31, 2001. Accordingly, the six months ended June 30, 2001 represents the sum of the fourth quarter of the fiscal year ended March 31, 2001 and the first quarter of the fiscal nine months ended December 31, 2001.

                             ZIFF DAVIS MEDIA INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)


                                                               June 30,         December 31,
                                                                 2002               2001
                                                              ---------         -----------
  Assets:

  Cash and cash equivalents                                   $   8,874          $  19,555
  Accounts receivable, net                                       31,751             45,226
  Property and equipment, net                                    35,508             48,280
  Intangible assets, net                                        350,819            375,271
  Other assets                                                   26,779             26,562
                                                              ---------          ---------
  Total assets                                                $ 453,731          $ 514,894
                                                              =========          =========
  Liabilities and stockholder's deficit:
  Accounts payable and accrued expenses                       $  63,717          $  80,330
  Current portion of long-term debt                             196,693            179,201
  Unexpired subscriptions, net                                   33,743             36,212
  Long-term debt                                                250,000            250,000
  Other liabilities                                              10,049              8,879
                                                              ---------          ---------
  Total liabilities                                             554,202            554,622
  Stockholder's deficit                                        (100,471)           (39,728)
                                                              ---------          ---------
  Total liabilities & stockholder's deficit                   $ 453,731          $ 514,894
                                                              =========          =========